EXHIBIT 15
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May 8, 1995



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Ladies and Gentlemen:

     We are aware that the March 31, 1995 Quarterly Report on Form 10-Q of AlliedSignal Inc. which includes our report dated April 21, 1995 (issued pursuant to the provisions of Statement on Auditing Standards Nos. 42 and 71) will be incorporated by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements, on Forms S-8 (Nos. 33-09896, 33-50314, 33-51031, 33-51455, 33-55410, 22-58345, 33-58347 and
33-65792), on Forms S-3 (Nos. 33-00631, 33-13211, 33-14071 and
33-55425) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01). We are also aware of our responsibilities under the Securities Act of 1933.

                              Very truly yours,




                              /s/ Price Waterhouse LLP
                              Price Waterhouse LLP